UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

(Exact name of registrant as specified in its charter)

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

145 Hunter Drive Wilmington, Ohio 45177

(Address of Principal Executive Offices, Including Zip Code)

(937) 382-5591

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 25, 2017, Air Transport Services Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale of $225 million in aggregate principal amount of the Company’s 1.125% convertible senior notes due 2024 (the “notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $33.75 million in aggregate principal amount of notes (the “option”).

On September 26, 2017, the Initial Purchasers notified the Company of their election to purchase an additional $33.75 million in aggregate principal amount of notes pursuant to the option. A total of $258.75 million in aggregate principal amount of notes was issued by the Company to the Initial Purchasers on September 29, 2017.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

On September 29, 2017, the Company entered into an indenture relating to the issuance of the notes (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The notes will bear interest at the annual rate of 1.125%, payable on April 15 and October 15 of each year, beginning on April 15, 2018, and will mature on October 15, 2024, unless earlier converted or repurchased. Unless and until the Company amends its Certificate of Incorporation to increase the number of authorized shares of common stock, the notes will be convertible, subject to certain conditions, solely into cash. If the Certificate of Incorporation is amended to increase the number of authorized shares, the notes may thereafter be settled in cash, the Company’s common stock or a combination of cash and the Company’s common stock, at the Company’s election (subject to, and in accordance with, the Indenture). The initial conversion rate for the notes is 31.3475 shares of common stock per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $31.90 per share. The initial conversion price of the notes represents a premium of approximately 35% over the $23.63 per share closing price of the Company’s common stock on September 25, 2017. The conversion rate will be subject to adjustment upon the occurrence of events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) prior to the maturity date of the notes, the Company will, in certain circumstances, increase the conversion rate by the number of additional shares described in the Indenture for a holder that elects to convert such holder’s notes in connection with such make-whole fundamental change.

Holders of the notes may convert their notes prior to the close of business on the business day immediately preceding April 15, 2024, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the notes on each applicable trading day;

•	during the five consecutive business day period immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock and the conversion rate for the notes on each such trading day; or

•	upon the occurrence of specified corporate events described in the Indenture.

On or after April 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the notes may convert their notes at any time regardless of the foregoing conditions.

The Company may not redeem the notes at its option prior to the maturity date, and no sinking fund is provided for the notes.

If the Company undergoes a fundamental change, as described in the Indenture, prior to the maturity date of the notes, holders of the notes will, subject to specified conditions, have the right to require the Company to repurchase their notes or a portion thereof for cash at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest on such notes to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 1.125% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Bond Hedge and Warrant Transactions

On September 25, 2017, in connection with the pricing of the notes, the Company entered into privately negotiated convertible bond hedge transactions (the “Base Hedge Transactions”) with Goldman Sachs & Co. LLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, London Branch, and Bank of Montreal (the “Option Counterparties”). On September 26, 2017, in connection with the Initial Purchasers’ exercise of their option to purchase additional notes, the Company entered into additional convertible bond hedge transactions (the “Additional Hedge Transactions” and, together with the Base Hedge Transactions, the “Hedge Transactions”) with the Option Counterparties.

The Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that initially underlie the notes, and are expected generally to reduce the potential dilution and/or offset any cash payments the Company is required to make in excess of the principal amount due, as the case may be, upon conversion of the notes in the event that the market price of the Company’s common stock is greater than the strike price of the Hedge Transactions, which is initially $31.9005 per share (subject to adjustment under the terms of the Hedge Transactions), corresponding to the initial conversion price of the notes.

On September 25, 2017, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Base Warrant Transactions”). On September 26, 2017, the Company entered into additional privately negotiated warrant transactions (the “Additional Warrant Transactions” and, together with the Base Warrant Transactions, the “Warrant Transactions”) with the Option Counterparties. Pursuant to the Warrant Transactions, the Company sold warrants at a higher strike price relating to the same number of shares of the Company’s common stock that initially underlie the notes, subject to customary anti-dilution adjustments. The initial strike price of the warrants is $41.3525 per share (subject to adjustment under the terms of the Warrant Transactions), which is approximately 75% above the last reported sale price of the Company’s common stock on September 25, 2017. The Warrant Transactions could have a dilutive effect to the Company’s stockholders to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Company used $17.6 million of the net proceeds of the offering of the notes to pay the cost of the Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the Warrant Transactions).

The Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Hedge Transactions or the Warrant Transactions.

The foregoing description of the Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the copies of the confirmations for the Hedge Transactions and the Warrant Transactions, which are attached as Exhibits 10.2 through 10.17 to this Current Report on Form 8-K and are incorporated herein by reference.

Affiliates of one or more of the Initial Purchasers serve as agents and/or lenders under the Company’s Amended and Restated Credit Agreement and/or as Option Counterparties. The affiliates of the Initial Purchasers which serve as lenders under the Credit Facility and/or as Option Counterparties will receive a portion of the net proceeds from the offering of the notes that are used to repay borrowings under the Credit Agreement and to pay the cost of the Hedge Transactions, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Indenture and the Notes” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on September 29, 2017, the Company issued $258.75 million aggregate principal amount of notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

In addition, as described in Item 1.01 of this Current Report on Form 8-K, on September 25, 2017, the Company entered into the Base Warrant Transactions with the Option Counterparties, and on September 26, 2017, the Company entered into the Additional Warrant Transactions with the Option Counterparties. Pursuant to the Warrant Transactions, the Company issued warrants to the Option Counterparties relating to the same number of shares of the Company’s common stock initially underlying the notes, with a strike price of $41.3525 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the respective confirmations for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The offer and sale of the notes and the warrants are not being registered under the Securities Act, or the securities laws of any other jurisdiction. Neither the notes nor the warrants may be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated September 29, 2017, by and between Air Transport Services Group, Inc. and U.S. Bank National Association.

4.2	Form of 1.125% Convertible Senior Note due 2024 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated September 25, 2017, by and among Air Transport Services Group, Inc., and Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein.

10.2	Base Convertible Bond Hedge Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Goldman Sachs & Co. LLC.

10.3	Base Convertible Bond Hedge Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Bank of America, N.A.

10.4	Base Convertible Bond Hedge Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and JPMorgan Chase Bank, National Association, London Branch.

10.5	Base Convertible Bond Hedge Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Bank of Montreal.

10.6	Additional Convertible Bond Hedge Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Goldman Sachs & Co. LLC.

10.7	Additional Convertible Bond Hedge Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Bank of America, N.A.

10.8	Additional Convertible Bond Hedge Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and JPMorgan Chase Bank, National Association, London Branch.

10.9	Additional Convertible Bond Hedge Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Bank of Montreal.

10.10	Base Warrant Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Goldman Sachs & Co. LLC.

10.11	Base Warrant Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Bank of America, N.A.

10.12	Base Warrant Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and JPMorgan Chase Bank, National Association, London Branch.

10.13	Base Warrant Confirmation, dated September 25, 2017, between Air Transport Services Group, Inc., and Bank of Montreal.

10.14	Additional Warrant Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Goldman Sachs & Co. LLC.

10.15	Additional Warrant Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Bank of America, N.A.

10.16	Additional Warrant Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and JPMorgan Chase Bank, National Association, London Branch.

10.17	Additional Warrant Confirmation, dated September 26, 2017, between Air Transport Services Group, Inc., and Bank of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date: September 29, 2017